Exhibit 99.1

Nightfood Holdings Appoints Proven Operators to Accelerate Public Company Growth and Hospitality Innovation

New executive leadership combines decades of expertise in capital markets, supply chain logistics, real estate, and hotel automation to drive Nightfood’s next phase of expansion

TARRYTOWN, N.Y., May 01, 2025 (GLOBE NEWSWIRE) — via IBN – Nightfood Holdings, Inc. (OTCQB: NGTF), an emerging leader in AI- driven hospitality automation and real estate-backed hotel operations, today announced the appointment of Jimmy Chan as Chief Executive Officer and Ried Floco as President and Director.

These leadership transitions mark a pivotal moment in Nightfood’s evolution, aligning the company with two seasoned executives whose combined experience in scaling businesses, leveraging automation, and operating in public market environments will drive long-term shareholder value and disciplined growth.

Jimmy Chan brings more than 20 years of entrepreneurial and capital markets expertise across industries including real estate, international trade, healthcare, and hospitality supply. As the founder of CarryOutSupplies.com, he scaled one of the largest custom-printed foodservice packaging providers in North America, serving thousands of hotels and restaurants. Mr. Chan is a recognized leader in operational optimization, vertical integration, and supply chain innovation. His experience in taking companies public, executing M&A transactions, and restructuring businesses for long-term value creation will support Nightfood’s corporate development, capital markets strategy, and execution as a high-growth public enterprise.

Ried Floco, with over three decades of executive leadership across the hospitality sector, has overseen the performance of more than 200 hotel properties and $3 billion in asset valuations. He has led operations across top-tier brands such as Marriott, Hilton, Intercontinental, and Starwood Hotels. Mr. Floco will drive Nightfood’s Robotics-as-a-Service (RaaS) platform deployment across hospitality verticals while simultaneously leading the company’s hotel asset acquisition strategy. His deep operational insight will ensure that the integration of AI- powered automation with real estate ownership delivers scalable and efficient performance in Nightfood’s expanding portfolio.

Sonny Wang, who previously served as CEO, has transitioned to the role of Chief Revenue Officer, where he will focus on revenue maximization across the Company’s core verticals—AI robotics, hotel operations, and hospitality supply chain.

“Jimmy and Ried are exactly the kind of leaders we need to build a robust, high-performing public company,” said Jamie Steigerwald, Chairman of Nightfood Holdings. “Jimmy brings unmatched supply chain expertise and a strategic capital markets perspective, while Ried adds decades of real estate and hotel performance management combined with cutting-edge robotics implementation. Together, they’re positioning Nightfood to become a market leader in technology-enabled hospitality.”

These appointments come on the heels of Nightfood’s acquisitions of Skytech Automated Solutions and CarryOutSupplies.com, forming a vertically integrated foundation to deliver next-generation service solutions across hotels and foodservice industries.

About Nightfood Holdings, Inc. (OTCQB: NGTF)

Nightfood Holdings, Inc. is transforming the hospitality industry by combining AI-powered service robotics with a strategic real estate-focused hotel acquisition model. Through its dual focus on Robotics-as-a-Service (RaaS) and hotel ownership, Nightfood leverages automation to reduce labor costs, improve guest experiences, and drive operational efficiency. Positioned to lead the growing $170+ billion global service robotics market, Nightfood’s integrated strategy offers scalable revenue and high-margin performance.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and Nightfood Holdings’ expected performance. These statements are subject to risks and uncertainties. Actual results may differ materially. Investors are encouraged to review the Company’s SEC filings for additional information.

Contacts

Investor Relations

Email: ir@nightfoodholdings.com

Media Relations

Email: media@nightfoodholdings.com Phone: (866) 261-7778

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